UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



    Date of Report (date of earliest event reported): September 15, 2000

                                  IGI, INC
           (Exact name of registrant as specified in its charter)

           DELAWARE                         1-08568                01-0355758

(State or other jurisdiction of     (Commission File Number)     (IRS Employer
incorporation or organization)                                   Identification
                                                                 Number)


      WHEAT ROAD AND LINCOLN AVENUE
      BUENA, NEW JERSEY                                            08310

      (Address of principal executive offices)                   (Zip Code)


                               (856) 697-1441
            (registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes  [X]    No  [ ]



                            CAUTIONARY STATEMENT

      This Report contains "forward-looking" statements that are based upon current expectations, estimates, forecasts and projections and beliefs and assumptions made by management of the Company. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of the Company. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance, and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

The Vineland Sale

      Overview

      On September 15, 2000, the IGI, Inc. (the "Company") consummated the sale (the "Vineland Sale") of the assets more particularly described below (the "Poultry Assets") associated with its Poultry Vaccine Business (the "Poultry Business") to Lohmann Animal Health International, a Georgia general partnership (the "Buyer"). The Vineland Sale was effected pursuant to an Asset Purchase Agreement dated as of June 19, 2000 (the "Vineland Agreement") between the Company and the Buyer.

      Buyer; No Material Relationship Between the Buyer and the Company

      The Buyer, which was formerly known as "Vineland International," is a general partnership, the general partners of which are Avian Health GmbH, a German limited liability company with principal offices in Visbek-Recterfeld, Germany, and Vineland Laboratories Inc., a Delaware corporation, which is a wholly-owned subsidiary of Avian Health GmbH.
Avian Health GmbH is an affiliate of Lohmann & Co. AG, a German company with principal offices in Cuxhaven, Germany. Avian Health GmbH and the other companies that are part of the Lohmann Group are generally engaged in the production of avian vaccines and in other avian and animal businesses.

      Except pursuant to the Vineland Agreement and all agreements and instruments contemplated by the Vineland Agreement, there is no material relationship between the Buyer and the Company or any of the Company's affiliates, any officer or director of the Company or any associate of any of the Company's directors or officers.

      Purchase Price; Escrow Fund

      In exchange for receipt of the Poultry Assets, the Buyer assumed liabilities of the Poultry Business in the aggregate equal to $2,300,000 and paid the Company cash in the amount of $12,500,000. A portion of the cash purchase price equal to $500,000 was paid directly into an escrow fund (the "Escrow Fund") maintained by Key Trust Company, N.A. (the "Escrow Agent"), pursuant to an Escrow Agreement dated September 15, 2000 among the Company, the Buyer and the Escrow Agent, to secure potential liability for any downward adjustments to the purchase price under the Vineland Agreement as a result of a decrease in the net working capital of the Poultry Business between March 31, 2000 and September 15, 2000, the date of the consummation of the Vineland Sale (the "Closing") and indemnification obligations of the Company, as described below.

      The purchase price under the Vineland Agreement is subject to adjustment for changes in "net working capital" with respect to the Poultry Business occurring between March 31, 2000 and the September 15, 2000, the Closing date. "Net working capital" is defined under the Vineland Agreement as current assets (inventory, net of reserves, plus accounts receivable, net of allowances) minus current liabilities (the aggregate of accounts payable, accrued commissions, accrued distributor commissions, accrued freight, accrued payroll and accrued royalties). If the net working capital of the Poultry Business as of March 31, 2000 exceeded the net working capital of the Poultry Business as of the Closing by $100,000 or more, the Company must pay such difference to the Buyer. The amount then in the Escrow Fund will be applied to satisfy the Company's obligation in this regard, with any shortfall being payable directly by the Company to the Buyer. However, if the net working capital of the Poultry Business as of March 31, 2000 is less than the net working capital as of the Closing by $100,000 or more, the Buyer must pay such difference to the Company.

      In addition, the moneys on deposit in the Escrow Fund secure the obligations of the Company to indemnify the Buyer under the Vineland Agreement if any such obligation arises prior to the date that is the later to occur of the date of payment of the purchase price adjustments described above and the date that is four (4) months after the Closing.

      Any amount on deposit in the Escrow Fund will be released to the Company upon the later to occur of the date that is four (4) months after the date of Closing and the date on which any amount payable from the Escrow Fund as a result of the purchase price adjustment has been paid. In the event that the purchase price adjustment occurs prior to the expiration of the four-month period following Closing and there remains a balance in the Escrow Fund after the payment of the purchase price adjustment amount, such balance will be subject to indemnification claims by the Buyer until the end of such four month period and then released to the Company, subject to a holdback for any claims by the Buyer for indemnification which claims are unresolved as of such time.

      Application of Vineland Sale Proceeds

      On September 15, 2000, the date of the Closing of the Vineland Sale, the Company applied the cash proceeds received from the Buyer as follows:


      Repayment of Outstanding Debt                $11,700,000
      Payment of Certain Closing Costs                 300,000
      --------------------------------------------------------
      TOTAL:                                       $12,000,000.


Item 5.  Other Events.
         -------------

      Appointment of Earl R. Lewis as Director

      On September 12, 2000, the Company's Board of Directors elected Earl
R. Lewis to fill the vacancy on the Board as a result of the resignation of Paul D. Paganucci. Mr. Lewis currently is the President and Chief Executive Officer of Thermo Instrument Systems, Inc.

      Appointment of Robert E. McDaniel as Interim Chief Executive Officer

      Also, on September 12, 2000, the Company's Board of Directors appointed Robert E. McDaniel as the Company's interim Chief Executive Officer. Mr. McDaniel joined the Company in 1998 as Vice President and General Counsel and was promoted to the position of Executive Vice President in 1999. Prior to joining the Company, Mr. McDaniel was General Counsel of Presstek, Inc. (NASDAQ: PRST - news). He had previously been in private practice as an office and an officer and shareholder at the law firm of Devine, Millimet & Branch, P.A., where Mr. McDaniel represented public companies, institutions and individuals. Before going into private law practice, Mr. McDaniel served as an attorney at the U.S. Department of Justice in the United States Attorney's Office for the District of Columbia.

      Appointment of John Ambrose as President and Chief Operating Officer

      On September 5, 2000, the Company announced that it appointed John Ambrose as President and Chief Operating Officer of the Company. Mr. Ambrose is a 35-year veteran of the pharmaceutical and healthcare industries who began his career with Eli Lily and has held positions at Upjohn, Medserv and Fresenius Medical Care. Mr. Ambrose's most recent position was Vice President of Sales and Marketing at Digitrace Care Services of Boston, Massachusetts. Mr. Ambrose succeeds Paul Woitach who resigned.

      Appointment of Domenic N. Golato as Chief Financial Officer

      On July 13, 2000, the Company announced that it appointed Domenic N. Golato as Senior Vice President and Chief Financial Officer of the Company. Mr. Golato was formerly the Vice President and Chief Financial Officer of IVC, Inc., a publicly traded manufacturer of vitamins and nutritional products. Prior to that he was the Vice President and Chief Financial Officer of RF Power Products, Inc., a publicly traded manufacturer in the semi-conductor and flat panel industries. Mr. Golato succeeds Manfred Hanuschek, who resigned for personal and family reasons.

      Effective September 15, 2000, Mr. Golato also assumed the positions of Treasurer and Chief Accounting Officer. Mr. Golato succeeds Charles Carroll in these positions. Mr. Carroll resigned for personal and family reasons.

      Appointment of James Wehrmeyer and Rajiv Mathur as Division
Presidents

      In addition, on September 5, 2000, the Company announced that it had shifted the responsibilities of two Senior Vice Presidents, promoting James Wehrmeyer to the position of President, IGI Petcare division and Rajiv Mathur to the position of President, IGI Consumer Products and Cosmetics division.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (c)  Exhibits


         Exhibit Number    Description
         --------------    -----------

         10.1              Asset Purchase Agreement dated as of June 19,
                           2000 by and between the Buyer and the Company
                           [Incorporated by reference to Annex A to the Company's Definitive Proxy Statement on Schedule
                           14A effective September 1, 2000].

                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       IGI, INC.


September 28, 2000                     By:  /s/  Robert E. McDaniel
                                            -----------------------
                                            Robert E. McDaniel
                                            Chief Executive Officer